UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2021

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1555 Blake Street, Unit 502
Denver, CO 80216

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the 9+8Erovisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

AmeriCann’s Joint Venture partner, Bask, Inc. announced that it plans to open its adult-use retail cannabis dispensary on Saturday, February 20, 2021.

AmeriCann has a 15-year Joint-Venture partnership with Bask that provides AmeriCann with a 15 percent Revenue Participation Fee on all Bask revenue generated from sales from AmeriCann’s Massachusetts Cannabis Center (“MCC”). The commencement of Adult-Use sales may increase Bask's revenue by 3-5 times which would positively impact AmeriCann's Revenue Participation Fee.

Building 1, the initial phase of the MCC, is a 30,000 square foot state-of-the-art cultivation and processing facility, 100% of which is occupied by Bask. In February of 2020, Bask commenced medical cannabis operations at the MCC.  The adult-use retail dispensary will operate out of Building 1.

The MCC, a planned one million square foot sustainable greenhouse, processing and product manufacturing project in Freetown, Massachusetts, is being developed by AmeriCann.

The Massachusetts cannabis market has some of the highest prices in the United States, with wholesale prices exceeding $4,000 per pound and retail prices greater than $7,000 per pound. Adult use cannabis sales in Massachusetts exceeded $1 billion last November since the beginning of the program in 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2021

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer